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                                                                EXHIBIT 10.17(c)

                             AMENDMENT NO. 2 TO THE
                             SOFTWARE SPECTRUM, INC.
                          1998 LONG-TERM INCENTIVE PLAN


         WHEREAS, Software Spectrum, Inc. (the "Company") has heretofore adopted the Software Spectrum, Inc. 1998 Long-Term Incentive Plan and an Amendment No. 1 thereto (collectively, the "1998 Plan"); and

         WHEREAS, the 1998 Plan provides for the grant of up to 400,000 stock options with or without tandem stock appreciation rights, performance units and/or shares of restricted stock; and

         WHEREAS, pursuant to those provisions of the 1998 Plan permitting the Board of Directors of the Company to amend the 1998 Plan from time to time, the Company desires to amend the 1998 Plan to: (i) increase the shares available for grant thereunder by 150,000, for an aggregate of 550,000 shares to be available for grant thereunder; and (ii) provide for grants of Non-Qualified Stock Options thereunder to non-employee directors of the Company at the commencement of their service on the Company's Board of Directors and annually thereafter;

         NOW, THEREFORE, effective as of July 1, 2001, the Plan is hereby amended as follows:


                                      FIRST

         A new sub-section (e) is hereby added to paragraph I-1 of the 1998 Plan to read in its entirety as follows:

         (e) attract and retain well-qualified individuals to serve as members of the Company's Board of Directors;

                                     SECOND

         The definition of "Participant" in paragraph I-3 of the 1998 Plan is hereby amended to read in its entirety as follows:

         "Participant" means any regular full-time employee of the Company or any Subsidiary (meaning an employee who works 30 hours or more per week) who is selected by the Committee to participate in the 1998 Plan. Unless a different meaning is indicated or required by the context, the term "employee", "regular full-time employee" or "Participant" as used in this 1998 Plan shall include a non-employee director of the Company, and the term "employed" or "employment" shall include service by a non-employee director as a member of the Company's Board of Directors.

                                      THIRD

         The second sentence of paragraph I-6 of the 1998 Plan is hereby amended to read in its entirety as follows:

         Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1998 Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 550,000 shares in the aggregate.

                                     FOURTH

         The second sentence of paragraph II-2 of the 1998 Plan is hereby amended to read in its entirety as follows:

         Incentive Stock Options may be awarded only to employees; non-employee directors shall not be eligible to receive awards of Incentive Stock Options.



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                                      FIFTH

         A new sub-section (d) is hereby added to paragraph III-5 of the 1998 Plan to read in its entirety as follows:

         (d) in the case of a non-employee director who is the holder of any Non-Qualified Stock Option whose service as a director is terminated (except by reason of death or disability), the date that is three months after the date of such termination of service as a director, but in no event later than the date on which the Non-Qualified Stock Option expires and only to the extent such Non-Qualified Stock Option was exercisable at the date of such termination.

                                      SIXTH

         A new paragraph III-6 is hereby added to the 1998 Plan to read in its entirety as follows:

         6. Annual Awards to Non-employee Directors. Each director of the Company who is not also a regular full-time employee of the Company or one of its subsidiaries (a "non-employee director") shall automatically be granted a Non-Qualified Stock Option to purchase 3,000 shares of Common Stock (appropriately adjusted to reflect stock splits, dividends, recapitalizations and the like occurring after the effective date of the 1998 Plan) on the date such individual becomes a non-employee director, and each year thereafter, each non-employee director shall automatically be granted an additional Non-Qualified Stock Option to purchase 3,000 shares of the Company's Common Stock (appropriately adjusted to reflect stock splits, dividends, recapitalizations and the like occurring after the effective date of the 1998 Plan) immediately following each annual meeting of the shareholders of the Company, subject thereafter to adjustment under paragraph I-10 hereof. The exercise price per share of Common Stock of each Non-Qualified Stock Option granted to a non-employee director shall be the Fair Market Value per share (as defined in paragraph I-3 hereof) on the date such option is granted. Each such option granted to a non-employee director shall become exercisable in full, six months following the date of the grant. Subject to the provisions of paragraph III-5(b)-(d), to the extent not previously exercised, all options granted to a non-employee director under the 1998 Plan will expire on the fifth anniversary following the date of each grant. Notwithstanding the provisions of paragraph I-13 of the 1998 Plan, the provisions of this paragraph III-6 may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

                                     SEVENTH

         A new sentence is hereby added to paragraph IV-2 of the 1998 Plan to read in its entirety as follows:

         Notwithstanding the foregoing, non-employee directors are not eligible to receive grants of Stock Appreciation Rights.

                                     EIGHTH

         A new sentence is hereby added to paragraph V-2 of the 1998 Plan to read in its entirety as follows:

         Notwithstanding the foregoing, non-employee directors are not eligible to receive grants of Restricted Stock.

                                      NINTH

         A new sentence is hereby added to paragraph VI-2 of the 1998 Plan to read in its entirety as follows:

         Notwithstanding the foregoing, non-employee directors are not eligible to receive grants of Performance Units.




The remaining provisions of the 1998 Plan shall remain in full force and effect and shall not be impacted by this Amendment.